             Original delivered to Jess F. Helsel on June 30, 1994

                                                                   EXHIBIT 10.9

THIS SECURED PROMISSORY NOTE (INCLUDING ANY RIGHTS UNDER THIS SECURED PROMISSORY NOTE AND ANY SECURITY FOR THIS SECURED PROMISSORY NOTE) IS SUBJECT TO A SUBORDINATION AGREEMENT AMONG HELSEL, INC., A DELAWARE CORPORATION, HELSEL, INC., AN INDIANA CORPORATION AND SOCIETY NATIONAL BANK, DATED JULY 1, 1994, AS SUCH SUBORDINATION AGREEMENT MAY BE FROM TIME TO TIME AMENDED OR RESTATED.

                                    SECURED
                                    -------
                                PROMISSORY NOTE
                                ---------------

$500,000                                                  Campbellsburg, Indiana
                                                                    July 1, 1994

     FOR VALUE RECEIVED, the undersigned, HELSEL, INC., a Delaware corporation (the "Corporation") promises to pay to the order of HELCO, INC., formerly HELSEL, INC., an Indiana corporation (the "Holder"), the principal amount of Five Hundred Thousand Dollars ($500,000) in four (4) equal installments of One Hundred Twenty Five Thousand Dollars ($125,000) each, payable annually on the first of August in each year, commencing on August 1, 1996, with the final installment due on August 1, 1999, and to pay interest from the date of this Promissory Note (the "Note") on such principal amount from time to time outstanding at a rate per annum which shall be one (1) percentage point in excess of the prime rate as quoted in the WALL STREET JOURNAL on the date hereof or if the rate is quoted the rate on the first publication date thereafter. Such prime rate shall be adjusted annually on the anniversary date to the prime rate then quoted in the WALL STREET JOURNAL from the date hereof until maturity. Interest shall be computed on a 360-day year basis on the actual number of days elapsed and shall be paid quarterly on the last day of August, November, February and May, in each year.

     The failure by the Corporation to make any payment of interest or principal on this Note on or before the date any such payment is due shall NOT constitute an event of default ("Event of Default") unless:

     1. Thirty days have elapsed from the payment due date without the Corporation's payment of the late amount; and

     2. Written notice listing the overdue amount has been sent by the Holder via facsimile to Ronald E. Weinberg ("Weinberg") at 216-861-4546 and Byron S. Krantz ("Krantz") at 216-621-6536; and

     3. Ten days have elapsed without payment of the late amount by the Corporation from the date the Holder's written notice has been sent to both Weinberg and Krantz by facsimile; and

     4. If notice is provided before the end of the thirty days provided for in
Section 1 above, the Event of Default shall occur at the later of the 30 days or ten days after said notice has been faxed.

     In the Event of Default, the Note and all interest then due shall be due and payable and the Holder may exercise all or any of the remedies provided by law. If the Note is not paid at maturity, whether maturity occurs by lapse of time or acceleration, the principal of and the unpaid interest on this Note, thereafter until paid, shall bear interest at a rate per annum which shall be five (5) percentage points in excess of the prime rate as quoted in the WALL STREET JOURNAL on that date or the first publication date thereafter.

     This Note will be secured by (1) a second priority security interest in the Collateral as such term is defined in the Society Bank Credit Facility and Security Agreement dated July 1, 1994, between Buyer and Society National Bank, a national banking association and (2) two Guarantees, the first by Hawk Corporation and the second from Ronald E. Weinberg and Norman C. Harbert, in the form set forth in the Asset Purchase Agreement dated May 16, 1994, on Exhibit 4.3(a)(v) and 4.3(a)(v)(1) respectively.

     This Note shall be governed by and construed in accordance with the laws of the State of Indiana.

     This Note may be prepaid in whole or in part at any time without premium or penalty. Any prepayment shall be applied first to accrued and unpaid interest, and then to unpaid installments of principal.

     This Note has been duly executed and delivered for value by the duly authorized officers of the Corporation.

                                                  HELSEL, INC., a Delaware
                                                  corporation

                                                  By: /s/ Jess F. Helsel
                                                     --------------------------
                                                  Title: President
                                                        ------------------------

                                                                EXHIBIT 10.10

                        MLX CORP. / S.K. WELLMAN GROUP

                     POST-EMPLOYMENT NON-COMPETE AGREEMENT
                  (EXECUTIVE & SENIOR MANAGEMENT PERSONNEL)

THIS AGREEMENT, made and entered into on and as of the date last set forth below by THE UNDERSIGNED INDIVIDUAL (herein referred to as "Employee") for the benefit and in favor of MLX CORP. ("MLX") AND ITS SUBSIDIARIES (MLX and its subsidiaries herein referred to as the "MLX Companies").

WHEREAS, Employee has accepted or presently holds an executive or senior management position with one of the MLX Companies (S.K. Wellman Group); and

WHEREAS, by reason of the nature of Employee's position with S.K. Wellman Group, he/she is eligible to participate in an incentive compensation plan sponsored by the MLX Companies, and agrees to certain restrictions upon Employee's ability to engage in activities in competition with and/or otherwise disadvantageous to the MLX Companies subsequent to termination of Employee's employment (through resignation, retirement, dismissal, layoff or otherwise) with the MLX Companies, or any of them;

NOW, THEREFORE, as an inducement to the S.K. Wellman Group to hire and employ Employee and/or to continue Employee in their employ and in consideration of other good and valuable consideration (including without limitation the eligibility of Employee to participate in an incentive compensation plan and arrangements sponsored by the MLX Companies), Employee, intending to be legally bound, hereby confirms, acknowledges and agrees as follows:

A.  DEFINITIONS
As used in this Agreement, the following terms and phrases shall have the following meanings:

1. "Restricted Post-Employment Period." "Restricted Post-Employment Period" shall mean the period of twelve (12) consecutive calendar months from and after the date of termination of Employee's employment (through resignation, retirement, dismissal, layoff or otherwise) with the S.K. Wellman Group.

2. "Restricted Geographic Territory." "Restricted Geographic Territory" shall mean the area within fifty miles of the location where the employee is based at the time of termination and any other base of operation within the two years immediately prior to termination. In addition, employee shall not be employed by any company (or company's division as the case may be) which manufactures or sells products which directly compete with products of MLX's S.K. Wellman subsidiaries on the continent of North America or Europe.

B.   POST-EMPLOYMENT RESTRICTION ON COMPETITIVE ACTIVITIES

Employee agrees that, in the event that Employee's employment with the S.K. Wellman Group shall terminate for any reason (through resignation, dismissal, retirement or otherwise), Employee shall not at any time during and throughout the Restricted Post-Employment Period engage, directly or indirectly, in any of the following restricted activities:

     (a) The employment of Employee by, or the serving by Employee as an officer, employee, consultant, advisor, agent or director of or to, any company or other enterprise (including sole proprietorship) engaged in any commercial activity within the Restricted Geographic Territory in competition with the commercial activities then engaged in by the S.K. Wellman Group, where Employee's activity involves any financial, accounting, purchasing, engineering, research, design, development, manufacturing, marketing, sales, customer support, service, credit, collections, order processing, warehousing, shipping, distribution, personnel, management or other activities or functions of a like-

MLX CORP./SPECIALTY FRICTION MATERIALS GROUP
POST-EMPLOYMENT NON-COMPETE AGREEMENT
DISTRICT SALES MANAGER/SALES REPRESENTATIVE
PAGE 2



        kind or similar nature to (or otherwise substantially related to) activities or functions conducted, managed or supervised (directly or indirectly) by Employee at any time during Employee's employment with the S.K. Wellman Group; or

        (b) The management, administration or supervision, whether direct or indirect, of any individual or group of individuals engaged in any of the prohibited competitive activities or functions described in subparagraph (a) or subparagraph (b) above; or

        (c) The ownership (as shareholder, partner, fiduciary or otherwise) of any interest in any company or other enterprise engaged in any commercial activity within the Restricted Geographic Territory in competition with the commercial activities then engaged in by the S.K. Wellman Group (or any subsidiary, division or other operation thereof); provided, however, that the provisions of the subparagraph (c) shall not be deemed to prohibit, limit or restrict the ownership by Employee of five percent (5%) or less of the outstanding securities, of any class, of any company or other enterprise, whether or not in competition with the S.K. Wellman Group, where such securities are publicly traded on a national securities exchange, listed on the National Association of Securities Dealers Automatic Quotation System (NASDAQ) or quoted in the daily listing of over-the-counter market securities.

C.  POST-EMPLOYMENT RESTRICTION ON SOLICITATION OF EMPLOYEES
Employee agrees that, in the event that Employee's employment with the MLX Companies shall terminate for any reason (through resignation, dismissal, retirement or otherwise), Employee shall not at anytime during and throughout the Restricted Post-Employment Period solicit or induce, or sid or assist any other person, party or entity to solicit or induce, any other employee of the MLX Companies, or any of them, to leave the employ of the MLX Companies.

D.  INJUNCTIVE RELIEF
Employee acknowledges and agrees that, in the event of any breach or violation of the provisions of this Agreement, (i) the MLX Companies will suffer irreparable harm, (ii) monetary damages alone will be inadequate to compensate the MLX Companies, and (iii) the MLX Companies, or any of them, shall be authorized and entitled to obtain from any court of competent jurisdiction temporary, preliminary and permanent injunctive relief without the need to prove actual damages as well as an equitable accounting (at Employee's expense) of all profits or benefits arising out of such violation by Employee, which rights and remedies shall be cumulative and in addition to any other rights or remedies to which the MLX Companies, or any of them, may otherwise be entitled in law or in equity.

E.  MISCELLANEOUS

1. Employment-At-Will; No Contract of Employment. This Agreement does not constitute a contract of employment or obligate the MLX Companies, or any of them, to employ Employee for any stated period or an indefinite period of time; it being expressly understood and agreed by Employee that Employee's employment with the S.K. Wellman Group is and shall be on an employment-at-will basis.

2. No Impairment of Separate Agreements Relating to Confidentiality, Nondisclosure or Personal Use of Proprietary Information of the MLX Companies. This Agreement shall not be deemed to limit, restrict or impair the validity or enforceability of the provisions of any separate agreement executed by Employee in favor of the MLX Companies, or any of them, relating to the confidentiality, nondisclosure, prohibition on


Form SKW-HPP-103-F1